UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400 Fort Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 15, 2007, SMF Energy Corporation (the “Company”) closed a $3,273,855 private placement offering to institutional and accredited investors consisting of 423,800 units (“Units”) at a price of $7.725 per Unit (the “Offering”). Each Unit is comprised of five shares of common stock valued at $1.52 each (the “Common Stock”) and one four year warrant to purchase one share of Common Stock valued at $0.125 (the “Warrant”).

The shares of Common Stock, Warrants, and the underlying shares of the Company’s common stock into which the Warrants are convertible are exempt from registration under the Securities Act of 1933 (the “Act”) as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

Proceeds from the private placement will be used to make a $932,500 principal payment on the Company’s August 2003 Senior Secured Promissory Notes on February 28, 2007 and for working capital purposes.

The Offering was completed on a best-efforts basis with Philadelphia Brokerage Company (“PBC”) as the placement agent. In connection with the Offering, PBC received a cash commission of $196,431.30 and purchased 130,955 additional Warrants bearing the same terms as those sold to investors in the Offering.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Form of Warrant

10.2	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Form of Warrant
10.2	Form of Securities Purchase Agreement